Exhibit 99.1

WesBanco, Inc. Completes Merger with Old Line Bancshares, Inc. and Appoints Directors

Wheeling, WV, November 22, 2019 – WesBanco, Inc. (“WesBanco”) (Nasdaq:WSBC), a diversified, multi-state bank holding company, announced the successful closing of the previously announced acquisition of Old Line Bancshares, Inc. (Nasdaq: OLBK) (“Old Line”). With the closing of the merger, WesBanco has appointed James W. Cornelsen and Gregory S. Proctor, Jr., formerly directors of Old Line, to the WesBanco board of directors.

Todd F.Clossin, President and Chief Executive Officer of WesBanco, stated, “We are pleased to welcome the customers and employees of Old Line to the WesBanco family, and are excited about the opportunities this merger presents; in particular, the combination of Old Line’s market presence and loan growth with our enhanced products and services and deposit funding advantage. We believe this strategic partnership will provide the opportunity to attract additional talent, add market share, and drive positive operating leverage. WesBanco prides itself on delivering large bank capabilities with a community bank feel, which is one of the key reasons we were named the #7 Best Bank in America by Forbes magazine. We look forward to providing our newest customers with a broader array of banking services, including expanded commercial and mortgage lending capabilities, as well as trust and wealth management services.”

“We are pleased to join the WesBanco team, as their customer-centric philosophy and focus on the success of the communities in which they operate are identical to ours,” said James Cornelsen, who served as President and Chief Executive Officer of Old Line. “WesBanco’s extensive experience as a diversified and well-balanced financial institution will put us in a strong position to deliver additional value to our customers through more high quality products and services, as well as continued career growth opportunities for our employees.”

WesBanco’s merger with Old Line significantly expands WesBanco’s franchise to span six states across the Mid-West, Mid-South, and, now, the Mid-Atlantic region as a top ten financial institution in the state of Maryland. Furthermore, the merger creates a multi-state bank holding company of approximately $15.7 billion in total assets providing banking services delivered through 236 financial centers in Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. WesBanco also has approximately $4.4 billion in assets under management delivered through its century-old trust and wealth management division.

Former branches of Old Line will continue to operate under the Old Line Bank name until the data conversion, when they will be transitioned to WesBanco Bank in conjunction with the data processing and signage conversion. Prior to the merger with WesBanco, Old Line operated 37 branches across Maryland.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.4 billion of assets under management (as of September 30, 2019). WesBanco’s banking subsidiary, WesBanco Bank, Inc., operates 236 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2018 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q’s for the quarters ended March 31, June 30, and September 30, 2019, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Old Line may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Old Line may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Old Line may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

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